Exhibit 99.1

BRP Group, Inc. Upsizes Senior Revolving Credit Facility to $400 Million
TAMPA, Fla. - June 18, 2020 - BRP Group, Inc. (“BRP Group” or the “Company”) (NASDAQ: BRP), a rapidly growing independent insurance distribution firm delivering tailored insurance solutions, today announced that its subsidiary, Baldwin Risk Partners, LLC (“BRP LLC”), has amended its senior revolving credit facility, effective immediately, to increase the committed line under the credit facility to $400 million, up $100 million from its previous amount of $300 million.
As part of the expanded credit facility, Capital One joined the group of original lenders as a co-documentation agent. The bank group is led by JPMorgan as sole bookrunner, lead arranger, administrative agent and lender, Wells Fargo and Bank of America as co-syndication agents, Cadence Bank as the other co-documentation agent and Wintrust Financial. Each of the original lenders is maintaining or increasing its commitment under the revolving credit facility.
“The expansion of our senior revolving credit facility is a testament to our close working relationship with our lending group,” said Trevor Baldwin, Chief Executive Officer of BRP Group. “We thank our banking partners for their continued confidence in BRP Group, as they continue to recognize the quality of the business that we are building.”
“We are very appreciative of lenders’ continued commitment to BRP Group, and we want to welcome Capital One to our syndicate,” said Kris Wiebeck, Chief Financial Officer of BRP Group. “We are now able to access an additional $100 million of capital to further capitalize on potential Partnership opportunities for the remainder of 2020 and beyond. As of today, we have approximately $200 million in unrestricted cash and revolver capacity to continue executing on our strategic plan.”
There was no change to interest rates, as borrowings under the amended credit facility accrue interest on amounts drawn at LIBOR plus 200 basis points (“bps”) to LIBOR plus 300 bps based on BRP LLC’s total net leverage ratio. The maturity date of the revolver remains September 23, 2024.
ABOUT BRP GROUP, INC.
BRP Group, Inc. (NASDAQ: BRP) is a rapidly growing independent insurance distribution firm delivering tailored insurance and risk management insights and solutions that give our clients the peace of mind to pursue their purpose, passion and dreams. We are innovating the industry by taking a holistic and tailored approach to risk management, insurance and employee benefits, and support our clients, Colleagues, Insurance Company Partners and communities through the deployment of vanguard resources and capital to drive our growth. BRP represents over 500,000 clients across the United States and internationally. For more information, please visit www.baldwinriskpartners.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent BRP Group’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance or BRP Group’s strategies or expectations, including those about this amended revolving credit facility. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.
Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, those described under the caption “Risk Factors” in BRP Group’s Annual Report on Form 10-K for the year ended December 31, 2019 and BRP Group’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and in BRP Group’s other filings with the SEC, which are available free of charge on the Securities and Exchange Commission's website at: www.sec.gov, including those factors relevant to BRP Group’s debt obligations and related restrictions, liquidity, Partnership pipeline and business, financial condition and results of operations, as well as factors related to the potential effects of the COVID-19 pandemic on our business, financial condition and results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to BRP Group or to persons acting on behalf of BRP Group are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and BRP Group does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.
CONTACTS
INVESTOR RELATIONS
Investor Relations
(813) 259-8032 | IR@baldwinriskpartners.com

PRESS
Rachel Carr, Marketing Director
Baldwin Risk Partners
(813) 418-5166 | Rachel.Carr@baldwinriskpartners.com